UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 3, 2009

EZCORP, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-19424	74-2540145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1901 Capital Parkway, Austin, Texas 78746
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (512) 314-3400
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 6, 2009, EZCORP, Inc. announced the appointment of Paul E. Rothamel as Executive Vice President and Chief Operating Officer. A copy of the company’s press release announcing this appointment is attached as Exhibit 99.1 and incorporated herein by reference.
Prior to joining EZCORP, Mr. Rothamel, age 44, was the President and Chief Executive Officer of Pamida, a privately-held company that owns and operates more than 200 general merchandise and pharmacy stores, primarily in the Midwest. Mr. Rothamel joined Pamida in 1999 as Senior Vice President, Store Operations, and was promoted to the position of Senior Vice President, Operations in 2005 and served in that capacity until assuming the President and Chief Executive Officer position in November 2007. From 1997 to 1999, Mr. Rothamel held the positions of Regional Vice President, Store Operations and District Team Leader at ShopKo Stores, Inc., also a privately-held owner and operator of general merchandise and pharmacy stores and an affiliate of Pamida. Before joining ShopKo, Mr. Rothamel held various operational positions with Target Stores, Inc. and Venture Stores Inc.
On August 3, 2009, Mr. Rothamel and EZCORP entered into an employment agreement. Under the terms of the agreement, Mr. Rothamel will receive an annual salary of $500,000, a target bonus of 100% of base salary, and 25,000 restricted shares of EZCORP Class A Non-Voting Common Stock, all of which will vest on the third anniversary of the date of grant (assuming continued employment). In addition, Mr. Rothamel will receive a special bonus payment of $125,000 on October 15, 2009, and will be eligible for relocation benefits and other benefits typically provided to the company’s executive officers. The agreement also provides for certain benefits (principally, a payment equal to one year of then-current base salary) if (a) Mr. Rothamel terminates his employment for “good reason” (including a change in control of EZCORP), (b) EZCORP terminates his employment without “cause,” or (c) he dies or becomes totally and permanently disabled during his active employment with the company. Under the terms of the agreement, Mr. Rothamel will be subject to confidentiality obligations and, for a period of two years following the termination of his employment, will be prohibited from competing with the company, soliciting the company’s customers, or soliciting the company’s employees. The agreement has an initial term of two years, and will be renewed for successive one-year terms unless either party gives 90-days’ notice to terminate. Mr. Rothamel’s employment will commence on September 14, 2009.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release dated August 6, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EZCORP, INC.
Date: August 6, 2009	By:	/s/ Thomas H. Welch, Jr.
Thomas H. Welch, Jr.
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description of Exhibit

99.1	Press Release dated August 6, 2009

4